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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                  SUBSIDIARIES' NAMES                       JURISDICTION
                  -------------------                       ------------
                                                       Nova Scotia unlimited
 Numerical Nova Scotia Company                         liability company
                                                       Nova Scotia unlimited
 Cadabra Design Automation Inc.                        liability company
 Cadabra Design Automation (USA) Inc                   California Corporation
 Cadabra (Europe) SARL                                 France
 Transcription Enterprises, Inc.                       Delaware Corporation
 Numerical Subwavelength Technologies Netherlands B.V. The Netherlands
 Numerical Technologies Taiwan                         Taiwan
 Numerical Technologies Korea                          Korea
 Numerical Technologies Japan K.K.                     Japan
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